Exhibit 99.1

Metabolix Appoints Celeste Beeks Mastin to Board of Directors

CAMBRIDGE, Mass.— January 23, 2012— Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on developing clean, sustainable solutions for plastics, chemicals and energy, today announced that it has appointed Celeste Beeks Mastin to its board of directors. Ms. Mastin brings more than 20 years of experience in the global chemicals and performance materials sector to the Company’s board. The appointment is effective as of Thursday, January 19, 2012.

Richard P. Eno, president and CEO of Metabolix, commented, “Celeste has an impressive track record of accomplishment in the global chemicals and performance materials sector.  We expect to benefit from her deep operating experience in sales and marketing and proven leadership ability as we develop and implement effective strategies to commercialize our leading-edge technology in both PHA bioplastics and renewable industrial chemicals.”

Ms. Mastin recently served as chief executive officer of MMI Products, Inc., where she had profit /loss responsibility for a $750 million building materials company with 18 manufacturing locations and 2,500 employees.  Prior to MMI Products, she spent 17 years in the chemical industry. At Ferro Corporation, she held the role of vice president of Color and Glass Performance Materials, with profit/loss responsibility for a $400 million global business, and the role of vice president of growth and development.  Ms. Mastin started her career in sales at Shell Chemical, where she served five years in sales positions of increasing responsibility.  Her sales experience expanded at Bostik, Inc., where she held European and later global sales management positions, with her career at Bostik culminating in the role of vice president/general manager of Nonwovens, a $200 million global adhesives business.  Ms. Mastin holds a bachelor’s degree in chemical engineering from Washington State University and a master’s degree in business administration from the University of Houston.

Ms. Mastin commented, “The increasing demand for bioplastics and renewable chemicals to meet the sustainable needs of businesses and consumers makes this a market poised for growth.  Metabolix’s unique, proprietary technology platforms are among the most advanced in the industry and I am looking forward to joining the company’s board of directors and helping to position Metabolix for commercial success.”

About Metabolix

Founded in 1992, Metabolix, Inc. is an innovation-driven bioscience company focused on providing sustainable solutions for the world’s needs for plastics, chemicals and energy. The Company is taking a systems approach, from gene to end product, integrating sophisticated biotechnology with advanced industrial practice. Metabolix is developing biosourced industrial chemicals and plastics, as well as a proprietary platform technology for co-producing plastics, chemicals and energy, from crops such as switchgrass, oilseeds and sugarcane.

For more information, please visit www.metabolix.com. (MBLX-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for commercialization of Metabolix technology and market demand for bioplastics and renewable chemicals, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated and are detailed in Metabolix’s filings with the Securities and Exchange Commission.  Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Contacts

Media:
Metabolix
Lynne Brum, 617-682-4693
LBrum@metabolix.com
or
Schwartz MSL
Keith Giannini or Jen Barlow, 781-684-0770
metabolix@schwartzmsl.com
or
Investors:
ICR
James Palczynski, 203-682-8229
james.palczynski@icrinc.com

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